EXHIBIT 99.1
NEWS RELEASE

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Constellation Brands Announces
Initiation of Quarterly Dividend

VICTOR, N.Y., APRIL 9, 2015 – Constellation Brands, Inc. (NYSE: STZ and STZ.B), a leading beverage alcohol company, announced today that its board of directors has approved the initiation of a dividend program under which the company intends to pay a regular quarterly cash dividend to stockholders of its common stock. “The decision by Constellation’s board of directors to initiate a dividend represents a significant milestone in the company’s history and demonstrates confidence in our growth prospects, free cash flow generation and financial outlook over the long-term,” said Rob Sands, president and chief executive officer, Constellation Brands. “This dividend program reinforces our commitment to delivering value to our shareholders, while continuing to invest in our business and maintaining our targeted leverage range.”
Constellation’s board of directors declared an initial quarterly cash dividend of $0.31 per share of Class A Common Stock and $0.28 per share of Class B Common Stock, payable on May 22, 2015 to stockholders of record as of the close of business on May 8, 2015.
Bob Ryder, chief financial officer, Constellation Brands stated, “Both our beer and wine and spirits businesses have strong, consistent, cash generation capabilities and produce solid returns on invested capital. The beer business acquisition and our organic growth focus across our businesses have strengthened our financial profile and created significant capital allocation flexibility and shareholder return opportunities. We are initially targeting a dividend payout ratio of 25% - 30% of our comparable basis net income. Going forward, we will evaluate opportunities to increase our dividend based on the growth of our net income and free cash flow.”

Future declarations of quarterly dividends are subject to the determination and discretion of Constellation’s board of directors.
About Constellation Brands
Constellation Brands (NYSE: STZ and STZ.B) is a leading international producer and marketer of beer, wine and spirits with operations in the U.S., Canada, Mexico, New Zealand and Italy. In 2014, Constellation was one of the top performing stocks in the S&P 500 Consumer Staples Index. Constellation is the number three beer company in the U.S. with high-end, iconic imported brands including Corona Extra, Corona Light, Modelo Especial, Negra Modelo and Pacifico. Constellation is also the world’s leader in premium wine selling great brands that people love including Robert Mondavi, Clos du Bois, Kim Crawford, Rex Goliath, Mark West, Franciscan Estate, Ruffino and Jackson-Triggs. The company’s premium spirits brands include SVEDKA Vodka and Black Velvet Canadian Whisky.
Based in Victor, N.Y., the company believes that industry leadership involves a commitment to brand-building, our trade partners, the environment, our investors and to consumers around the world who choose our products when celebrating big moments or enjoying quiet ones. Founded in 1945, Constellation has grown to become a significant player in the beverage alcohol industry with more than 100 brands in its portfolio, sales in approximately 100 countries, about 40 facilities and approximately 7,200 talented employees. We express our company vision: to elevate life with every glass raised. To learn more, visit www.cbrands.com.

Forward-Looking Statements
This news release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The words “will” and “intends” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. All forward-looking statements speak only as of the date of this news release and Constellation Brands undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such targets or results will in fact occur or that additional cash dividends will be declared and paid in the future.
In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of Constellation Brands contained in this news release, including but not limited to the amount and timing of future dividends, are subject to a number of risks and uncertainties, including that its ability to use cash flow to fund dividends could be affected by unanticipated increases in net total debt, its inability to generate cash flow at the levels anticipated, and its failure to generate expected earnings, and other factors and uncertainties disclosed from time-to-time in Constellation Brands, Inc.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2014, which could cause future performance to differ from current expectations.

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